Exhibit 99.1

Quarterly Earnings Review

July 18, 2012

Table of Contents

Second Quarter 2012 Financial Highlights	2

Financial Summary/Key Metrics	3

Business Metrics	4

Fee and Other Revenue	6

Net Interest Revenue	8

Noninterest Expense	9

Operational Excellence Initiatives Update	10

Capital	11

Investment Securities Portfolio	13

Nonperforming Assets	14

Allowance for Credit Losses, Provision and Net Charge-offs	14

Review of Businesses
• Investment Management	15
• Investment Services	17
• Other	19

Supplemental Information – Explanation of Non-GAAP Financial Measures	20

Cautionary Statement	25

BNY Mellon 2Q12 Quarterly Earnings Review

SECOND QUARTER 2012 FINANCIAL HIGHLIGHTS

(comparisons are unannualized 2Q12 vs. 1Q12 unless otherwise stated)

•	Earnings

•	Earnings per common share was $0.39, including the previously announced litigation charge of $0.18, compared with $0.52.

•	Net income applicable to common shareholders was $466 million, including the previously announced litigation charge of $212 million (after-tax), compared with $619 million.

•	Total revenue of $3.6 billion, down 1%.

•	Fee and other revenue unchanged.

•

Investment services fees increased 2% primarily due to higher Depositary Receipts revenue, net new business, seasonally higher securities lending revenue and higher Clearing Services fees, partially offset by lower equity market values and transaction volumes.

•

Investment management and performance fees increased 7% driven by higher performance fees. Excluding performance fees, investment management fees increased 2% primarily reflecting net new business and higher money market fees, partially offset by lower equity market values.

•	Foreign exchange revenue increased 15% primarily resulting from higher volumes.

•	Investment and other income decreased 65% primarily as a result of lower leasing gains, seed capital gains and equity investment revenue.

•	Net interest revenue decreased 4% primarily reflecting the impact of narrower spreads and lower accretion.

•

Provision for credit losses was a credit of $19 million primarily resulting from a decline in the expected loss related to a broker-dealer customer that previously filed for bankruptcy, as well as improvements in the mortgage portfolio.

•

Noninterest expense increased 11% (up 1% excluding amortization of intangible assets and M&I, litigation and restructuring charges). The 1% increase was primarily driven by the costs of certain tax credits, higher business development expenses and a deposit levy imposed on Belgium banks, including our Belgium bank subsidiary, largely offset by lower staff expense.

•

The effective tax rate of 15.8% includes a reduction in the tax rate of approximately 9% related to the litigation charge. The operating tax rate – Non-GAAP was 26.1% and includes an increased benefit of certain tax credits.

•	Assets under custody/administration and Assets under management

•	AUC/A of a record $27.1 trillion, an increase of 2% reflecting net new business, partially offset by lower equity market values.

•	AUM of $1.3 trillion, a decrease of 1% driven by lower equity market values, partially offset by net inflows.

•	Long-term inflows totaled $26 billion.

•	Short-term outflows totaled $14 billion.

•	Capital

•	Return on tangible common equity – Non-GAAP 15.7%. (a)

•	Repurchased 12.2 million common shares for $286 million.

•	Estimated Basel III Tier 1 common equity ratio 8.7%. (b)

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 20 for GAAP to Non-GAAP reconciliations.

(b)	See “Capital” beginning on page 11 for additional information.

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BNY Mellon 2Q12 Quarterly Earnings Review

FINANCIAL SUMMARY

							2Q12 vs.
	(dollars in millions, common shares in thousands)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
	Revenue:
	Fee and other revenue	$3,056	$2,887	$2,765	$2,838	$2,826	(8)%	—%
	Income (loss) from consolidated investment management funds	63	32	(5)	43	57
	Net interest revenue	731	775	780	765	734

	Total revenue – GAAP	3,850	3,694	3,540	3,646	3,617	(6)	(1)
Less:	Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	21	13	(28)	11	29
	Fee and other revenue related to Shareowner Services (a)	54	44	142	—	(3)

	Total revenue – Non-GAAP	3,775	3,637	3,426	3,635	3,591	(5)	(1)
	Provision for credit losses	—	(22)	23	5	(19)

	Expense:
	Noninterest expense – GAAP	2,816	2,771	2,828	2,756	3,047	8	11
Less:	Amortization of intangible assets	108	106	106	96	97
	M&I, litigation and restructuring charges	63	92	176	109	378
	Direct expense related to Shareowner Services	47	37	46	—	—

	Total noninterest expense – Non-GAAP	2,598	2,536	2,500	2,551	2,572	(1)%	1%

	Income:
	Income before income taxes	1,034	945	689	885	589
	Provision for income taxes	277	281	211	254	93

	Net income	$757	$664	$478	$631	$496
	Net (income) loss attributable to noncontrolling interests (b)	(22)	(13)	27	(12)	(30)

	Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$735	$651	$505	$619	$466

	Key Metrics:
	Pre-tax operating margin (c)	27%	26%	19%	24%	16%
	Non-GAAP adjusted (c)	31%	31%	28%	30%	29%

	Return on common equity (annualized) (c)	8.8%	7.6%	5.9%	7.4%	5.5%
	Non-GAAP (c)	10.1%	9.0%	8.0%	8.9%	8.9%

	Return on tangible common equity (annualized)
	Non-GAAP (c)	26.3%	22.1%	17.7%	21.0%	15.7%
	Non-GAAP adjusted (c)	27.6%	23.8%	21.1%	23.0%	22.4%

	Fee revenue as a percentage of total revenue excluding net securities gains (losses)	79%	78%	78%	78%	78%

	Percentage of non-U.S. total revenue (d)	37%	39%	34%	37%	37%

	Period end:
	Full-time employees	48,900	49,600	48,700	47,800	48,200
	Market capitalization	$31,582	$22,543	$24,085	$28,780	$25,929
	Common shares outstanding	1,232,691	1,212,632	1,209,675	1,192,716	1,181,298

(a)	Results in the fourth quarter of 2011 include a $98 million pre-tax gain on the sale.
(b)	Includes net income of $21 million in the second quarter of 2011, net income of $13 million in the third quarter of 2011, a net loss of $28 million in the fourth quarter of 2011, net income of $11 million in the first quarter of 2012 and net income of $29 million in the second quarter of 2012, respectively, attributable to noncontrolling interests related to consolidated investment management funds.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 20 for GAAP to Non-GAAP reconciliations.
(d)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of noncontrolling interests.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Unless otherwise noted, the results for all periods in 2011 include the impact of Shareowner Services.

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BNY Mellon 2Q12 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						2Q12 vs.
	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Changes in market value of assets under management (in billions) (a):
Beginning balance	$1,229	$1,274	$1,198	$1,260	$1,308
Net inflows (outflows):
Long-term	32	4	16	7	26
Money market	(1)	(15)	7	(9)	(14)

Total net inflows (outflows)	31	(11)	23	(2)	12
Net market/currency impact	14	(65)	39	50	(21)

Ending balance	$1,274	$1,198	$1,260	$1,308	$1,299 (b)	2%	(1)%

Composition of assets under management at period end (a):
Equity securities	34%	30%	31%	33%	32%
Fixed income securities	31	35	35	35	37
Money market	26	27	26	24	23
Alternative investments and overlay	9	8	8	8	8

Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$6,884	$6,958	$7,209	$7,430	$7,763	13%	4%
Average deposits (in millions)	$8,996	$10,392	$11,761	$11,491	$11,259	25%	(2)%

(a)	Excludes securities lending cash management assets.
(b)	Preliminary.

Investment Services metrics						2Q12 vs.
	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Market value of assets under custody and administration at period-end (in trillions)	$26.3	$25.9	$25.8	$26.6	$27.1	3%	2%

Market value of securities on loan at period-end (in billions) (a)	$273	$250	$269	$265	$275	1%	4%

Average loans (in millions)	$22,891	$22,879	$26,804	$25,902	$24,981	9%	(4)%
Average deposits (in millions)	$153,863	$181,848	$188,539	$175,055	$172,435	12%	(1)%

Asset servicing:
New business wins (AUC) (in billions)	$196	$96	$431	$453	$314

Corporate Trust:
Total debt serviced (in trillions)	$11.8	$11.9	$11.8	$11.9	$11.5	(3)%	(3)%
Number of deals administered	133,262	134,843	133,850	133,319	133,301	—%	—%

Depositary Receipts:
Number of sponsored programs	1,386	1,384	1,389	1,391	1,393	1%	—%

Clearing services:
DARTS volume (in thousands)	196.5	207.7	178.7	196.6	189.8	(3)%	(3)%
Average active clearing accounts U.S. (in thousands)	5,486	5,503	5,429	5,413	5,427	(1)%	—%
Average long-term mutual fund assets (U.S. platform) (in millions)	$306,193	$287,573	$287,562	$306,212	$306,973	—%	—%
Average margin loans (in millions)	$7,506	$7,351	$7,548	$7,900	$8,231	10%	4%

Broker-Dealer:
Average collateral management balances (in billions)	$1,845	$1,872	$1,866	$1,929	$1,997	8%	4%

Treasury services:
Global payments transaction volume (in thousands)	10,944	11,088	10,856	10,838	11,117	2%	3%

(a)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 2Q12 Quarterly Earnings Review

Market indices						2Q12 vs.
	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
S&P 500 Index (a)	1321	1131	1258	1408	1362	3%	(3)%
S&P 500 Index – daily average	1318	1227	1224	1347	1351	3	—
FTSE 100 Index (a)	5946	5128	5572	5768	5571	(6)	(3)
FTSE 100 Index – daily average	5906	5470	5424	5818	5555	(6)	(5)
MSCI World Index (a)	1331	1104	1183	1312	1236	(7)	(6)
MSCI World Index – daily average	1332	1217	1169	1268	1235	(7)	(3)
Barclays Capital Aggregate BondSM Index (a)	341	346	347	351	353	4	1
NYSE and NASDAQ share volume (in billions)	213	250	206	186	192	(10)	3
JPMorgan G7 Volatility Index – daily average (b)	11.21	12.60	12.95	10.39	10.30	(8)	(1)

(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

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BNY Mellon 2Q12 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue (a)							2Q12 vs.
(dollars in millions)		2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Investment services fees:
Asset servicing (b)		$973	$922	$885	$943	$950	(2)%	1%
Issuer services		365	442	287	251	275	N/M	10
Memo: Issuer services excluding Shareowner Services		314	400	245	251	275	(12)	10
Clearing services		292	297	278	303	309	6	2
Treasury services		134	133	134	136	134	—	(1)

Total investment services fees		1,764	1,794	1,584	1,633	1,668	(5)	2
Investment management and performance fees		779	729	730	745	797	2	7
Foreign exchange and other trading revenue		222	200	228	191	180	(19)	(6)
Distribution and servicing		49	43	42	46	46	(6)	—
Financing-related fees		49	40	38	44	37	(24)	(16)
Investment and other income		145	83	146	139	48	(67)	(65)

Total fee revenue		3,008	2,889	2,768	2,798	2,776	(8)	(1)
Net securities gains (losses)		48	(2)	(3)	40	50	N/M	N/M

Total fee and other revenue – GAAP		3,056	2,887	2,765	2,838	2,826	(8)	—
Less:	Fee and other revenue related to Shareowner Services (c)	54	44	142	—	(3)

Total fee and other revenue – Non-GAAP		$3,002	$2,843	$2,623	$2,838	$2,829	(6)%	—%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)		79%	78%	78%	78%	78%

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 20 for fee and other revenue excluding Shareowner Services – Non-GAAP.
(b)	Asset servicing fees include securities lending revenue of $62 million in the second quarter of 2011, $41 million in the third quarter of 2011, $43 million in the fourth quarter of 2011, $49 million in the first quarter of 2012 and $59 million in the second quarter of 2012.
(c)	The Shareowner Services business was sold on Dec. 31, 2011. Results in the fourth quarter of 2011 include a $98 million pre-tax gain on the sale.

N/M – Not meaningful.

KEY POINTS

•

Asset servicing fees were $950 million, a decrease of 2% year-over-year and an increase of 1% (unannualized) sequentially. The year-over year decrease primarily reflects lower equity market values and securities lending revenue, partially offset by net new business. The sequential increase was primarily driven by net new business and seasonally higher securities lending revenue, partially offset by lower equity market values.

•

Issuer services fees excluding Shareowner Services were $275 million, a decrease of 12% year-over-year and an increase of 10% (unannualized) sequentially. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue, lower money market related fees and lower trust fees related to the weakness in structured products in Corporate Trust. The increase sequentially resulted from higher Depositary Receipts revenue as well as higher money market related fees in Corporate Trust.

•

Clearing services fees were $309 million, an increase of 6% year-over-year and 2% (unannualized) sequentially. The year-over-year increase was driven by higher mutual fund fees, partially offset by the impact of lower DARTS volume and higher money market fee waivers. The sequential increase primarily reflects higher mutual fund fees and lower money market fee waivers, partially offset by the impact of lower DARTS volume.

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BNY Mellon 2Q12 Quarterly Earnings Review

•

Investment management and performance fees were $797 million, an increase of 2% year-over-year and 7% (unannualized) sequentially. Both increases reflect higher performance fees. Excluding performance fees, investment management fees decreased 2% year-over-year and increased 2% (unannualized) sequentially. The decrease year-over-year was primarily due to lower equity market values, partially offset by net new business. Sequentially, the increase was primarily due to net new business and higher money market fees, partially offset by lower equity market values.

•	Foreign exchange and other trading revenue

(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12
Foreign exchange	$184	$221	$183	$136	$157
Fixed income	28	(21)	41	47	16
Credit derivatives (Used as economic hedges of loans)	(1)	1	(2)	(2)	1
Other	11	(1)	6	10	6

Total	$222	$200	$228	$191	$180

Foreign exchange and other trading revenue totaled $180 million compared with $222 million in the second quarter of 2011 and $191 million in the first quarter of 2012. In the second quarter of 2012, foreign exchange revenue totaled $157 million, a decrease of 15% year-over-year and an increase of 15% (unannualized) sequentially. The year-over-year decrease reflects lower volatility and volumes, while the sequential increase primarily resulted from higher volumes. Other trading revenue was $23 million in the second quarter of 2012 compared with $38 million in the second quarter of 2011 and $55 million in the first quarter of 2012. Both decreases were primarily driven by lower fixed income trading.

•	Investment and other income

(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12
Corporate/bank-owned life insurance	$42	$40	$35	$34	$32
Lease residual gains (losses)	(5)	14	20	34	3
Seed capital gains (losses)	3	(8)	3	24	—
Expense reimbursements from joint ventures	8	11	10	10	9
Equity investment revenue (loss)	19	12	8	6	(5)
Private equity gains (losses)	12	(7)	3	4	1
Asset-related gains (losses)	66	28	69	(2)	—
Other income (loss)	—	(7)	(2)	29	8

Total	$145	$83	$146	$139	$48

Investment and other income totaled $48 million compared with $145 million in the second quarter of 2011 and $139 million in the first quarter of 2012. The year-over-year decrease primarily resulted from lower asset-related gains and equity investment revenue. Sequentially, the decline primarily resulted from lower leasing gains, seed capital gains and equity investment revenue.

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BNY Mellon 2Q12 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						2Q12 vs.
(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11		1Q12
Net interest revenue (non-FTE)	$731	$775	$780	$765	$734	—%		(4)%
Net interest revenue (FTE)	737	782	790	776	747	1		(4)
Net interest margin (FTE)	1.41%	1.30%	1.27%	1.32%	1.25%	(16	) bps	(7	) bps

Selected average balances:
Cash/interbank investments	$97,936	$126,392	$121,017	$103,795	$101,871	4%		(2)%
Trading account securities	2,877	2,509	2,490	2,519	3,033	5		20
Securities	68,782	70,863	79,981	86,808	91,859	34		6
Loans	40,328	40,489	44,236	43,209	42,992	7		(1)

Interest-earning assets	209,923	240,253	247,724	236,331	239,755	14		1
Interest-bearing deposits	125,958	125,795	130,343	125,438	130,482	4		4
Noninterest-bearing deposits	43,038	73,389	76,309	66,613	62,860	46		(6)

Selected average yields/rates:
Cash/interbank investments	0.73%	0.66%	0.61%	0.64%	0.56%
Trading account securities	2.44	2.62	2.94	2.78	2.57
Securities	2.89	2.87	2.60	2.44	2.25
Loans	2.02	1.96	1.87	1.95	1.98
Interest-earning assets	1.70	1.55	1.50	1.56	1.48
Interest-bearing deposits	0.22	0.21	0.18	0.14	0.13

Average cash/interbank investments as a percentage of average interest-earning assets	47%	53%	49%	44%	42%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	21%	31%	31%	28%	26%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $734 million in 2Q12, an increase of $3 million compared with 2Q11 and a decrease of $31 million sequentially. The year-over-year increase in net interest revenue was primarily driven by higher average client deposits, increased investment in high quality investment securities and higher loan levels, partially offset by narrower spreads and lower accretion. Compared with the first quarter of 2012, net interest revenue was adversely impacted by narrower spreads and lower accretion.

•	Average noninterest-bearing client deposits increased $20 billion, or 46%, compared with 2Q11 and decreased $4 billion, or 6%, compared with 1Q12.

•

The net interest margin (FTE) was 1.25% in 2Q12 compared with 1.41% in 2Q11 and 1.32% in 1Q12. The year-over-year decrease in the net interest margin (FTE) was primarily driven by increased client deposits which were invested in lower-yielding assets reflecting the current market environment. The sequential decrease in the net interest margin (FTE) reflects the impact of narrower spreads and lower accretion.

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BNY Mellon 2Q12 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense (a)						2Q12 vs.
(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Staff:
Compensation	$903	$903	$885	$861	$866	(4)%	1%
Incentives	328	328	281	352	311	(5)	(12)
Employee benefits	232	226	216	240	238	3	(1)

Total staff	1,463	1,457	1,382	1,453	1,415	(3)	(3)
Professional, legal and other purchased services	301	311	322	299	309	3	3
Software and equipment	203	193	213	205	209	3	2
Net occupancy	161	151	159	147	141	(12)	(4)
Distribution and servicing	109	100	96	101	103	(6)	2
Sub-custodian	88	80	62	70	70	(20)	—
Business development	73	57	75	56	71	(3)	27
Other	247	224	237	220	254	3	15
Amortization of intangible assets	108	106	106	96	97	(10)	1
M&I, litigation and restructuring charges	63	92	176	109	378	N/M	N/M

Total noninterest expense – GAAP	$2,816	$2,771	$2,828	$2,756	$3,047	8%	11%
Total staff expense as a percentage of total revenue	38%	39%	39%	40%	39%

Memo:
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expense related to Shareowner Services – Non-GAAP	$2,598	$2,536	$2,500	$2,551	$2,572	(1)%	1%

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 20 for noninterest expense excluding the direct expense related to Shareowner Services – Non-GAAP.

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding amortization of intangible assets, merger and integration (“M&I”), litigation and restructuring charges and direct expense related to Shareowner Services) – (Non-GAAP) decreased 1% compared with the prior year period, reflecting the impact of our operational excellence initiatives, and increased 1% (unannualized) sequentially.

•

Sequentially, noninterest expenses increased slightly primarily due to the costs of certain tax credits, higher business development expenses and a deposit levy imposed on Belgium banks, including our Belgium bank subsidiary, largely offset by lower staff expense.

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BNY Mellon 2Q12 Quarterly Earnings Review

OPERATIONAL EXCELLENCE INITIATIVES UPDATE

Expense initiatives (pre-tax)					Annualized
	Program savings (a)				targeted savings
(dollar amounts in millions)	1Q12	2Q12	through 2Q12		by the end of 2012
Business operations	$45	$55	$100		$ 225 - 240

Technology	16	21	37		$ 75 - 85

Corporate services	14	18	32		$ 60 - 65

Gross savings	75	94	169		$ 360 - 390
Less: Incremental program costs (b)	5	23	28		$ 120 - 130

Net savings	$70	$71	$141	(c)	$ 240 - 260

(a)	Represents the estimated annual pre-tax run rate expense savings for 2012. Total Company actual operating expense may increase or decrease due to other factors.
(b)	Represents incremental program costs incurred to implement the operational excellence initiatives. These costs will fluctuate by quarter.
(c)	Net savings cannot be annualized due to the variability of program costs.

Accomplishments

Business Operations

•	Consolidated Treasury Services functions from New York, Philadelphia, Atlanta and Boston to Pittsburgh.

•	Continued global footprint position migrations.

•	Reengineered Dreyfus and Global Fund Accounting operations to reduce headcount.

•	Realized synergies in custody operations and clearing related to the Global Investment Servicing (“GIS”) acquisition.

Technology

•	Migrated GIS systems to BNY Mellon platforms – over 90% of the production applications have been successfully migrated as of June 30, 2012.

•	Insourced software engineers to Global Delivery Centers.

•	Standardized infrastructure through server elimination and software rationalization.

Corporate Services

•	Consolidated real estate in Los Angeles and New York.

•	Benefited from the new global procurement program.

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BNY Mellon 2Q12 Quarterly Earnings Review

CAPITAL

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(dollars in millions)		2Q11	3Q11	4Q11	1Q12	2Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP		$735	$651	$505	$619	$466
Add:	Amortization of intangible assets, net of tax	68	67	66	61	61

Gross Basel I Tier 1 common equity generated		803	718	571	680	527

Less capital deployed:
Common stock dividends		163	160	159	158	156
Common stock repurchased		272	462	69	371	286
Goodwill and intangible assets related to acquisitions/dispositions		—	16	(241)	—	—

Total capital deployed		435	638	(13)	529	442
Add:	Other	139	(43)	(114)	146	(53)

Net Basel I Tier 1 common equity generated		$507	$37	$470	$297	$32

The following table presents our capital ratios.

Capital ratios	June 30, 2011	March 31, 2012	June 30, 2012 (a)
Estimated Basel III Tier 1 common equity ratio (b)	N/A	N/A	8.7%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	12.6%	13.9%	13.2
Basel I Tier 1 capital ratio	14.1	15.6	14.7
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.7	17.5	16.4
Basel I leverage capital ratio	5.8	5.6	5.5
BNY Mellon shareholders’ equity to total assets ratio (c)	11.1	11.3	10.5
BNY Mellon common shareholders’ equity to total assets ratio (c)	11.1	11.3	10.3
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.0	6.5	6.1

(a)	Preliminary.
(b)	The estimated Basel III Tier 1 common equity ratio at June 30, 2012 is based on the Notices of Proposed Rulemaking (“NPRs”) and final market risk rule released on June 7, 2012. The estimated Basel III Tier 1 common equity ratios of 6.5% at June 30, 2011 and 7.6% at March 31, 2012 were based on prior Basel III guidance and the proposed market risk rule.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 20 for a calculation of these ratios.

The following table presents the calculation of our Basel I Tier 1 common equity ratio.

	Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	June 30,	March 31,	June 30,
	(dollars in millions)	2011	2012	2012 (a)
	Total Tier 1 capital – Basel I	$14,892	$15,695	$15,722
Less:	Trust preferred securities	1,669	1,669	1,164
	Preferred stock	—	—	500

	Total Tier 1 common equity	$13,223	$14,026	$14,058

	Total risk-weighted assets – Basel I	$105,316	$100,763	$106,790

	Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	12.6%	13.9%	13.2%

(a)	Preliminary.

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BNY Mellon 2Q12 Quarterly Earnings Review

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully-phased-in basis.

Estimated Basel III Tier 1 common equity ratio (a)		June 30,	March 31,	June 30,
(dollars in millions)		2011	2012	2012 (b)
Total Tier 1 capital – Basel I		$14,892	$15,695	$15,722
Less:	Trust preferred securities	1,669	1,669	1,164
	Preferred stock	—	—	500
	Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	551	700	513
	Adjustments related to equity method investments (c)	578	571	558
	Deferred tax assets	—	—	46
	Net pensions fund assets (c)	542	100	43
	Other	(4)	(2)	2

Total estimated Basel III Tier 1 common equity		$11,556	$12,657	$12,896

Total risk-weighted assets – Basel I		$105,316	$100,763	$106,790
Add:	Adjustments (d)	71,965	65,997	41,467

Total estimated Basel III risk-weighted assets		$177,281	$166,760	$148,257

Estimated Basel III Tier 1 common equity ratio		6.5%	7.6%	8.7%

(a)	The estimated Basel III Tier 1 common equity ratio at June 30, 2012 is based on the NPRs and final market risk rule released on June 7, 2012. The estimated Basel III Tier 1 common equity ratios at June 30, 2011 and March 31, 2012 were based on our interpretation of prior Basel III guidance and proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while the NPRs use an investment grade standard and internal risk models. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.

We generated $527 million of gross Basel I Tier 1 common equity in the second quarter of 2012.

Our estimated Basel III Tier 1 common equity ratio was 8.7% at June 30, 2012 based on the NPRs and final market risk rule. The increase in the ratio from 7.6% at March 31, 2012, which was calculated under prior Basel III guidance and the proposed market risk rule, was primarily due to the reduction in risk-weighted assets related to treatment of sub-investment grade securities. This benefit was partially offset by the treatment of investment grade securitizations and financial institution exposure, as well as balance sheet growth in the second quarter.

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BNY Mellon 2Q12 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2012, the fair value of our investment securities portfolio totaled $93.0 billion. The unrealized pre-tax net gain on our total securities portfolio was $1.4 billion at June 30, 2012 compared with $1.2 billion at March 31, 2012. During the second quarter of 2012, we received $246 million of paydowns and sold approximately $24 million of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
			2Q12				Fair value
	March 31,		change in	June 30, 2012			as a % of		Ratings
	2012		unrealized	Amortized	Fair		amortized	Unrealized	AAA/	A+/	BBB+/	BB+ and	Not
(dollars in millions)	Fair value		gain/(loss)	cost	value		cost(a)	gain/(loss)	AA-	A-	BBB-	lower	rated
Agency RMBS	$34,538		$187	$38,598	$39,441		102%	$843	100%	—%	—%	—%	—%
U.S. Treasury securities	15,173		43	14,777	15,073		102	296	100	—	—	—	—
Sovereign debt/sovereign guaranteed (b)	12,171		(57)	8,782	8,935		102	153	100	—	—	—	—
Non-agency RMBS (c)	3,232		(72)	2,745	3,037		67	292	1	1	2	96	—
Non-agency RMBS	1,787		41	1,900	1,692		81	(208)	17	15	11	57	—
European floating rate notes (d)	3,405		37	4,337	4,053		92	(284)	79	15	3	3	—
Commercial MBS	3,161		(2)	2,905	3,012		104	107	82	16	2	—	—
State and political subdivisions	4,067		32	5,640	5,684		101	44	84	14	1	1	—
Foreign covered bonds (e)	3,207		22	3,870	3,928		101	58	99	1	—	—	—
Corporate bonds	1,696		3	1,571	1,628		104	57	17	73	9	1	—
CLO	1,118		(1)	1,025	1,013		99	(12)	100	—	—	—	—
U.S. Government agency debt	1,108		2	1,066	1,097		103	31	100	—	—	—	—
Consumer ABS	447		5	1,051	1,060		101	9	77	22	—	1	—
Other (f)	3,093		18	3,285	3,339		102	54	31	60	2	1	6

Total investment securities	$88,203	(g)	$258	$91,552	$92,992	(g)	99%	$1,440	89%	6%	1%	4%	—%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, France, Germany and Netherlands.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Germany, Canada and UK.
(f)	Includes commercial paper of $2.0 billion, fair value, and money market funds of $917 million, fair value, at June 30, 2012.
(g)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $20 million at March 31, 2012 and $417 million at June 30, 2012.

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BNY Mellon 2Q12 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	June 30,	March 31,	June 30,
(dollars in millions)	2011	2012	2012
Nonperforming loans:
Other residential mortgages	$236	$188	$177
Wealth management	31	35	35
Commercial	31	32	31
Commercial real estate	28	39	30
Foreign	13	10	9
Financial institutions	4	14	3

Total nonperforming loans	343	318	285
Other assets owned	8	13	9

Total nonperforming assets (a)	$351	$331	$294

Nonperforming assets ratio	0.83%	0.77%	0.65%
Allowance for loan losses/nonperforming loans	128.6	121.4	127.0
Total allowance for credit losses/nonperforming loans	156.0	155.3	163.9

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $216 million at June 30, 2011, $180 million at March 31, 2012 and $155 million at June 30, 2012. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(dollars in millions)	2Q11	1Q12	2Q12
Allowance for credit losses – beginning of period	$554	$497	$494
Provision for credit losses	—	5	(19)
Net (charge-offs) recoveries:
Other residential mortgages	(9)	(8)	(5)
Financial institutions	—	—	(4)
Commercial	(3)	—	1
Foreign	(6)	—	—
Commercial real estate	(1)	—	—

Net (charge-offs) recoveries	(19)	(8)	(8)

Allowance for credit losses – end of period	$535	$494	$467

Allowance for loan losses	$441	$386	$362
Allowance for lending-related commitments	94	108	105

The provision for credit losses was a credit of $19 million in the second quarter of 2012 primarily resulting from a decline in the expected loss related to a broker-dealer customer that previously filed for bankruptcy, as well as improvements in the mortgage portfolio. There was no provision in the second quarter of 2011 and a charge of $5 million in the first quarter of 2012.

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BNY Mellon 2Q12 Quarterly Earnings Review

REVIEW OF BUSINESSES

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

						2Q12 vs.
(dollars in millions, unless otherwise noted)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Revenue:
Investment management fees:
Mutual funds	$290	$263	$237	$260	$270	(7)%	4%
Institutional clients	319	311	299	322	321	1	—
Wealth management	163	157	154	157	158	(3)	1

Investment management fees	772	731	690	739	749	(3)	1
Performance fees	18	11	47	16	54	N/M	N/M
Distribution and servicing	48	41	41	45	45	(6)	—
Other (a)	24	(26)	(11)	52	13	N/M	N/M

Total fee and other revenue (a)	862	757	767	852	861	—	1
Net interest revenue	48	51	55	55	52	8	(5)

Total revenue	910	808	822	907	913	—	1
Provision for credit losses	1	—	—	—	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	641	622	632	619	642	—	4

Income before taxes (ex. amortization of intangible assets)	268	186	190	288	271	1	(6)
Amortization of intangible assets	53	53	53	48	48	(9)	—

Income before taxes	$215	$133	$137	$240	$223	4%	(7)%

Pre-tax operating margin	24%	16%	17%	26%	24%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	33%	26%	26%	36%	34%

Metrics:
Changes in market value of assets under management (in billions) (c):
Beginning balance	$1,229	$1,274	$1,198	$1,260	$1,308
Net inflows (outflows):
Long-term	32	4	16	7	26
Money market	(1)	(15)	7	(9)	(14)

Total net inflows (outflows)	31	(11)	23	(2)	12
Net market/currency impact	14	(65)	39	50	(21)

Ending balance	$1,274	$1,198	$1,260	$1,308	$1,299 (d)	2%	(1)%

Composition of assets under management at period end (c):
Equity securities	34%	30%	31%	33%	32%
Fixed income securities	31	35	35	35	37
Money market	26	27	26	24	23
Alternative investments and overlay	9	8	8	8	8

Total	100%	100%	100%	100%	100%

Wealth management:
Average loans	$6,884	$6,958	$7,209	$7,430	$7,763	13%	4%
Average deposits	$8,996	$10,392	$11,761	$11,491	$11,259	25%	(2)%

(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 20. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $108 million, $99 million, $95 million, $100 million and $102 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Preliminary.

N/M – Not meaningful.

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BNY Mellon 2Q12 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Assets under management were $1.3 trillion at June 30, 2012, an increase of 2% year-over-year and a decrease of 1% sequentially. Year-over-year, net inflows were partially offset by lower equity market values. On a sequential basis, the decrease resulted from lower equity market values, partially offset by net inflows.

•	Net long-term inflows were $26 billion and short-term outflows were $14 billion in 2Q12. Long-term inflows benefited from fixed income and equity indexed products.

•

Investment management and performance fees were $803 million, an increase of 2% year-over-year and 6% (unannualized) sequentially. Both increases reflect higher performance fees. Excluding performance fees, investment management fees decreased 3% year-over-year and increased 1% (unannualized) sequentially. The decrease year-over-year was primarily due to lower equity market values, partially offset by net new business. Sequentially, the increase was primarily due to net new business and higher money market fees, partially offset by lower equity market values.

•	Other revenue was $13 million in 2Q12 compared with revenue of $24 million in 2Q11 and $52 million in 1Q12. Both decreases primarily reflect lower seed capital gains.

•

Net interest revenue increased 8% year-over-year and decreased 5% (unannualized) sequentially. The year-over-year increase primarily resulted from higher average loans and deposits partially offset by tighter spreads. The sequential decrease reflects tighter spreads and lower deposit balances, partially offset by higher average loans.

•	Average loans increased 13% year-over-year and 4% sequentially; average deposits increased 25% year-over-year and decreased 2% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) was unchanged year-over-year and increased 4% (unannualized) sequentially. The sequential increase primarily resulted from higher incentive expense driven by an increase in performance fees, as well as higher business development and distribution and servicing expenses.

•	44% non-U.S. revenue in 2Q12 vs. 41% in 2Q11.

•	Ranked #1 for providing liability-driven investment strategies by Pensions & Investments (published 6/11/2012).

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BNY Mellon 2Q12 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						2Q12 vs.
(dollars in millions, unless otherwise noted)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Revenue:
Investment services fees:
Asset servicing	$943	$894	$858	$915	$920	(2)%	1%
Issuer services	314	401	245	251	275	(12)	10
Clearing services	292	297	278	303	309	6	2
Treasury services	134	132	133	136	132	(1)	(3)

Total investment services fees	1,683	1,724	1,514	1,605	1,636	(3)	2
Foreign exchange and other trading revenue	203	236	196	176	179	(12)	2
Other (a)	81	68	71	71	66	(19)	(7)

Total fee and other revenue (a)	1,967	2,028	1,781	1,852	1,881	(4)	2
Net interest revenue	649	661	634	642	607	(6)	(5)

Total revenue	2,616	2,689	2,415	2,494	2,488	(5)	—
Provision for credit losses	—	—	—	16	(14)	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,777	1,849	1,706	1,779	2,097	18	18

Income before taxes (ex. amortization of intangible assets)	839	840	709	699	405	(52)	(42)
Amortization of intangible assets	50	49	50	48	49	(2)	2

Income before taxes	$789	$791	$659	$651	$356	(55)%	(45)%

Pre-tax operating margin	30%	29%	27%	26%	14%
Pre-tax operating margin (ex. amortization of intangible assets)	32%	31%	29%	28%	16%

Investment services fees as a percentage of noninterest expense (b)	96%	98%	90%	94%	94%

Securities lending revenue	$52	$32	$35	$39	$48	(8)%	23%

Metrics:
Market value of assets under custody and administration at period-end (in trillions)	$26.3	$25.9	$25.8	$26.6	$27.1	3%	2%

Market value of securities on loan at period-end (in billions) (c)	$273	$250	$269	$265	$275	1%	4%

Average loans	$22,891	$22,879	$26,804	$25,902	$24,981	9%	(4)%
Average deposits	$153,863	$181,848	$188,539	$175,055	$172,435	12%	(1)%

Asset servicing:
New business wins (AUC) (in billions)	$196	$96	$431	$453	$314

Corporate Trust:
Total debt serviced (in trillions)	$11.8	$11.9	$11.8	$11.9	$11.5	(3)%	(3)%
Number of deals administered	133,262	134,843	133,850	133,319	133,301	—%	—%

Depositary Receipts:
Number of sponsored programs	1,386	1,384	1,389	1,391	1,393	1%	—%

Clearing services:
DARTS volume (in thousands)	196.5	207.7	178.7	196.6	189.8	(3)%	(3)%
Average active clearing accounts U.S. (in thousands)	5,486	5,503	5,429	5,413	5,427	(1)%	—%
Average long-term mutual fund assets (U.S. platform)	$306,193	$287,573	$287,562	$306,212	$306,973	—%	—%
Average margin loans	$7,506	$7,351	$7,548	$7,900	$8,231	10%	4%

Broker-Dealer:
Average collateral management balances (in billions)	$1,845	$1,872	$1,866	$1,929	$1,997	8%	4%

Treasury services:
Global payments transaction volume (in thousands)	10,944	11,088	10,856	10,838	11,117	2%	3%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 2Q12 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.6 billion, a decrease of 3% year-over-year and an increase of 2% (unannualized) sequentially.

•

Asset servicing fees (global custody, broker-dealer services and alternative investment services) were $920 million in 2Q12 compared with $943 million in 2Q11 and $915 million in 1Q12. The year-over year decrease primarily reflects lower equity market values and securities lending revenue, partially offset by net new business. The sequential increase was primarily driven by net new business and seasonally higher securities lending revenue, partially offset by lower equity market values.

•

Issuer services fees (Corporate Trust and Depositary Receipts) were $275 million in 2Q12 compared with $314 million in 2Q11 and $251 million in 1Q12. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue, lower money market related fees and lower trust fees related to the weakness in structured products in Corporate Trust. The increase sequentially resulted from higher Depositary Receipts revenue as well as money market related fees in Corporate Trust.

•

Clearing services fees (Pershing) were $309 million in 2Q12 compared with $292 million in 2Q11 and $303 million in 1Q12. The year-over-year increase was driven by higher mutual fund fees, partially offset by the impact of lower DARTS volume and higher money market fee waivers. The sequential increase primarily reflects higher mutual fund fees and lower money market fee waivers, partially offset by the impact of lower DARTS volume.

•

Foreign exchange and other trading revenue was $179 million in 2Q12 compared with $203 million in 2Q11 and $176 million in 1Q12. The year-over-year decrease reflects lower volatility and volumes, while the sequential increase primarily resulted from higher volumes.

•

Net interest revenue was $607 million in 2Q12 compared with $649 million in 2Q11 and $642 million in 1Q12. The year-over-year decrease reflects lower spreads and accretion, partially offset by higher average interest-earning deposits. The sequential decrease reflects lower spreads, average interest-earning deposits and accretion.

•

The provision for credit losses was a credit of $14 million in the second quarter of 2012 primarily resulting from a decline in the expected loss related to a broker-dealer customer that previously filed for bankruptcy.

•

Noninterest expense (excluding amortization of intangible assets) was $2.1 billion in 2Q12 compared with $1.8 billion in both 2Q11 and 1Q12. Both increases primarily reflect higher litigation expense and a deposit levy imposed on Belgium banks, including our Belgium bank subsidiary.

•	36% non-U.S. revenue in 2Q12 vs. 39% in 2Q11.

•	Ranked #1 global custodian in 17 categories in the 2012 Global Investor global custody survey.

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BNY Mellon 2Q12 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items. Results in 2011 include the Shareowner Services business.

(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12
Revenue:
Fee and other revenue	$269	$121	$240	$166	$112
Net interest revenue	34	63	91	68	75

Total revenue	303	184	331	234	187
Provision for credit losses	(1)	(22)	23	(11)	(5)
Noninterest expense (ex. amortization of intangible assets and M&I and restructuring charges)	272	182	245	253	189

Income (loss) before taxes (ex. amortization of intangible assets and M&I and restructuring charges)	32	24	63	(8)	3
Amortization of intangible assets	5	4	3	—	—
M&I and restructuring charges	18	12	139	9	22

Income (loss) before taxes	$9	$8	$(79)	$(17)	$(19)

Average loans and leases	$10,553	$10,652	$10,223	$9,877	$10,248

KEY POINTS

•

Total fee and other revenue decreased $157 million compared with 2Q11 and $54 million compared with 1Q12. The year-over-year decrease reflects lower asset-related gains, the impact of the sale of the Shareowner Services business and lower equity investment revenue. The sequential decrease was driven by lower leasing gains and equity investment revenue and a lower credit valuation adjustment.

•	The provision for credit losses was a credit of $5 million in the second quarter of 2012 primarily resulting from improvements in the mortgage portfolio.

•

Noninterest expense (excluding amortization of intangible assets and M&I and restructuring charges) decreased $83 million compared with 2Q11 and $64 million compared with 1Q12. The decrease compared with 2Q11 resulted from the impact of the sale of the Shareowner Services business and lower incentive expense. The decrease compared with 1Q12 reflects lower incentives and benefits expense.

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BNY Mellon 2Q12 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. The tangible common shareholders’ equity ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and other revenue related to the Shareowner Services business, which was sold on Dec. 31 201l; and expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets and direct expense related to the Shareowner Services business. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon also presents revenue and noninterest expense results relating to the Shareowner Services business so that an investor may compare those results with other periods, which do not include the Shareowner Services business.

The presentation of income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents a reconciliation of the tax rate from an effective rate to an operating rate for the second quarter of 2012.

Reconciliation of effective tax rate	2Q12
Effective tax rate – GAAP	15.8%
Tax reduction related to litigation charge	8.7
Other	1.6

Effective tax rate – Operating basis – Non-GAAP	26.1%

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BNY Mellon 2Q12 Quarterly Earnings Review

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin
(dollars in millions)			2Q11	3Q11	4Q11	1Q12	2Q12
Income before income taxes – GAAP			$1,034	$945	$689	$885	$589
Less:	Net income (loss) attributable to noncontrolling interests of consolidated investment management funds		21	13	(28)	11	29
Add:	Amortization of intangible assets		108	106	106	96	97
	M&I, litigation and restructuring charges		63	92	176	109	378

Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP			$1,184	$1,130	$999	$1,079	$1,035

Fee and other revenue – GAAP			$3,056	$2,887	$2,765	$2,838	$2,826
Income (loss) from consolidated investment management funds – GAAP			63	32	(5)	43	57
Net interest revenue – GAAP			731	775	780	765	734

	Total revenue – GAAP		3,850	3,694	3,540	3,646	3,617
	Less:	Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	21	13	(28)	11	29

	Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP		$3,829	$3,681	$3,568	$3,635	$3,588

Pre-tax operating margin (a)			27%	26%	19%	24%	16%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP (a)			31%	31%	28%	30%	29%

(a)	Income before taxes divided by total revenue.

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BNY Mellon 2Q12 Quarterly Earnings Review

The following table presents the calculation of the return on common equity and the return on tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)		2Q11	3Q11	4Q11	1Q12	2Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP		$735	$651	$505	$619	$466
Add:	Amortization of intangible assets, net of tax	68	67	66	61	61

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP		803	718	571	680	527
Add:	M&I, litigation and restructuring charges	41	55	110	65	225

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP		$844	$773	$681	$745	$752

Average common shareholders’ equity		$33,464	$34,008	$33,761	$33,718	$34,123
Less:	Average goodwill	18,193	18,156	18,044	17,962	17,941
	Average intangible assets	5,547	5,453	5,333	5,121	5,024
Add:	Deferred tax liability – tax deductible goodwill	895	915	967	972	982
	Deferred tax liability – non-tax deductible intangible assets	1,630	1,604	1,459	1,428	1,400

Average tangible common shareholders’ equity – Non-GAAP		$12,249	$12,918	$12,810	$13,035	$13,540

Return on common equity – GAAP (a)		8.8%	7.6%	5.9%	7.4%	5.5%
Return on common equity excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)		10.1%	9.0%	8.0%	8.9%	8.9%

Return on tangible common equity – Non-GAAP (a)		26.3%	22.1%	17.7%	21.0%	15.7%
Return on tangible common equity excluding M&I, litigation and restructuring charges – Non-GAAP (a)		27.6%	23.8%	21.1%	23.0%	22.4%

(a)	Annualized.

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BNY Mellon 2Q12 Quarterly Earnings Review

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)		June 30, 2011	March 31, 2012	June 30, 2012
BNY Mellon shareholders’ equity at period end – GAAP		$33,851	$34,000	$34,533
Less:	Preferred stock	—	—	500

BNY Mellon common shareholders’ equity at period-end – GAAP		33,851	34,000	34,033
Less:	Goodwill	18,191	18,002	17,909
	Intangible assets	5,514	5,072	4,962
Add:	Deferred tax liability – tax deductible goodwill	895	972	982
	Deferred tax liability – non-tax deductible intangible assets	1,630	1,428	1,400

Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP		$12,671	$13,326	$13,544

Total assets at period end – GAAP		$304,706	$300,169	$330,283
Less:	Assets of consolidated investment management funds	13,533	11,609	10,955

Subtotal assets of operations – Non-GAAP		291,173	288,560	319,328
Less:	Goodwill	18,191	18,002	17,909
	Intangible assets	5,514	5,072	4,962
	Cash on deposit with the Federal Reserve and other central banks (a)	56,478	61,992	72,838

Tangible total assets of operations at period end – Non-GAAP		$210,990	$203,494	$223,619

BNY Mellon shareholders’ equity to total assets – GAAP		11.1%	11.3%	10.5%
BNY Mellon common shareholders’ equity to total assets – GAAP		11.1%	11.3%	10.3%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP		6.0%	6.5%	6.1%

Period end common shares outstanding (in thousands)		1,232,691	1,192,716	1,181,298

Book value per common share		$27.46	$28.51	$28.81
Tangible book value per common share – Non-GAAP		$10.28	$11.17	$11.47

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(dollars in millions)		2Q11	3Q11	4Q11	1Q12	2Q12
Income (loss) from consolidated investment management funds		$63	$32	$(5)	$43	$57
Less:	Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	21	13	(28)	11	29

Income from consolidated investment management funds, net of noncontrolling interests		$42	$19	$23	$32	$28

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12
Investment management and performance fees	$29	$27	$20	$22	$20
Other (Investment income)	13	(8)	3	10	8

Income from consolidated investment management funds, net of noncontrolling interests	$42	$19	$23	$32	$28

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BNY Mellon 2Q12 Quarterly Earnings Review

The following table presents investment management fees net of performance fees.

Investment management and performance fees						2Q12 vs.
(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Investment management and performance fees	$779	$729	$730	$745	$797	2%	7%
Less: Performance fees	18	11	47	16	54	N/M	N/M

Investment management fees	$761	$718	$683	$729	$743	(2)%	2%

The following tables present fee and other revenue and noninterest expense excluding Shareowner Services.

Fee and other revenue excluding Shareowner Services						2Q12 vs.
(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Investment services fees:
Asset servicing	$973	$922	$885	$943	$950	(2)%	1%
Issuer services	314	400	245	251	275	(12)	10
Clearing services	292	297	278	303	309	6	2
Treasury services	134	133	134	136	134	—	(1)

Total investment services fees	1,713	1,752	1,542	1,633	1,668	(3)	2
Investment management and performance fees	779	729	730	745	797	2	7
Foreign exchange and other trading revenue	221	200	227	191	180	(19)	(6)
Distribution and servicing	49	43	42	46	46	(6)	—
Financing-related fees	47	38	37	44	37	(21)	(16)
Investment and other income	145	83	48	139	51	(65)	(63)

Total fee revenue	2,954	2,845	2,626	2,798	2,779	(6)	(1)
Net securities gains (losses)	48	(2)	(3)	40	50	N/M	N/M

Total fee and other revenue	$3,002	$2,843	$2,623	$2,838	$2,829	(6)%	—%

Noninterest expense excluding Shareowner Services						2Q12 vs.
(dollars in millions)	2Q11	3Q11	4Q11	1Q12	2Q12	2Q11	1Q12
Staff:
Compensation	$888	$889	$871	$861	$866	(2)%	1%
Incentives	327	327	278	352	311	(5)	(12)
Employee benefits	229	222	213	240	238	4	(1)

Total staff	1,444	1,438	1,362	1,453	1,415	(2)	(3)
Professional, legal and other purchased services	289	300	310	299	309	7	3
Software and equipment	201	189	208	205	209	4	2
Net occupancy	158	149	156	147	141	(11)	(4)
Distribution and servicing	109	100	96	101	103	(6)	2
Sub-custodian	88	80	62	70	70	(20)	—
Business development	72	57	74	56	71	(1)	27
Other	237	223	232	220	254	7	15
Amortization of intangible assets	104	103	103	96	97	(7)	1
M&I, litigation and restructuring charges	63	92	176	109	378	N/M	N/M

Total noninterest expense	$2,765	$2,731	$2,779	$2,756	$3,047	10%	11%

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BNY Mellon 2Q12 Quarterly Earnings Review

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding our estimated capital ratios and our operational excellence initiatives, including targeted savings by the end of 2012. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of July 18, 2012, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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